Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 2 to Registration Statement No. 333-147514 on Form S-11 of our report dated July 31, 2008, relating to the consolidated balance sheets of Green Realty Trust, Inc. appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Chicago, Illinois
August 19, 2008